THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAWS, (ii) OR RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULES UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO BRIGHT MOUNTAIN MEDIA, INC., THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE LAW IS AVAILABLE.

10% CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: U.S. $50,000.00

Issuance Date: November 20, 2018
Boca Raton, Florida

FOR VALUE RECEIVED, the undersigned, **BRIGHT MOUNTAIN MEDIA, INC.**, a Florida corporation (the "**Borrower**"), hereby promises to pay to the order of W. Kip Speyer (the "**Lender**"), in lawful money of the United States of America, and in immediately payable funds, the principal amount of Fifty Thousand Dollars ($50,000.00) on November 20, 2023 (the "**Maturity Date**"), together with interest on the unpaid principal balance hereof from the date of this Note at a rate of six percent (10%) per annum, unless the principal amount shall have theretofore converted as set forth herein.

1. **Interest**. The Borrower shall pay interest to the Lender on the unpaid outstanding principal balance owed to Lender hereunder at the rate of ten percent (10%) per annum, payable monthly in arrears, beginning on December 1, 2018. Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

2. **Application of Payments**. All payments received on account of this Note shall first be applied to the reduction of the unpaid principal balance of this Note. Payment of all amounts due hereunder shall be made at the address of the Lender as set forth herein.

3. **Prepayment**. This Note may be prepaid without penalty at the option of the Borrower at any time upon five (5) days' prior notice to the Lender.

4. **Payment of Note; No Security Interest**. Upon the payment of all amounts due hereunder by the Borrower, whether at the Maturity Date or upon an earlier Optional Conversion or Mandatory Conversion, the Lender shall promptly deliver the original of this Note to the Borrower, marked "cancelled." The obligations represented by this Note are the unsecured general obligations of the Borrower.

5. **Conversion**.

(a) At any time on or prior to the Maturity Date, subject to the provisions of Section 5(b) hereof, upon five (5) days' prior notice to the Borrower the outstanding principal amount of this Note and all accrued but unpaid interest due hereunder is convertible at the option of the Lender (the "**Optional Conversion**") into the shares (the "**Conversion Shares**") of the Borrower's common stock (the "**Common Stock**") at a conversion price of $0.40 per share (the "**Conversion Price**"), subject to adjustment as hereinafter set forth. In order to elect an Optional Conversion of this Note, the Lender shall deliver to the Borrower a written Election to Convert, a form of which is attached hereto as Exhibit A. Upon receipt of

the written Election to Convert, the Borrower shall issue and cause to be delivered with all reasonable dispatch to its transfer agent written instructions authorizing the issuance of the Conversion Shares in such name and in such amounts as the Lender may instruct in writing.

(b) At any time prior to the Maturity Date that a Change of Control shall occur (the "**Mandatory Conversion**"), at 5 p.m., Eastern time, on the business day immediately prior to the effective date of such Change of Control (the "**Mandatory Conversion Date**") all accrued but unpaid interest due hereunder will be automatically converted into Conversion Shares at the then Conversion Price without any further action of the Lender. Upon the Mandatory Conversion, the Borrower shall issue and cause to be delivered with all reasonable dispatch to its transfer agent written instructions authorizing the issuance of the Conversion Shares in such name and in such amounts as the Lender may instruct in writing.

(c) For the purposes of the Note, "**Change of Control**" means the occurrence of any of the following events:

(i) the acquisition, directly or indirectly, by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**") and the rules thereunder) of "beneficial ownership" (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors ("**voting securities**") of Borrower that represents 40% or more of the combined voting power of Borrower's then outstanding voting securities or 50% or more of the combined fair market value of Borrower's then outstanding stock, other than:

(A) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Borrower or any person controlled by the Borrower or by any employee benefit plan (or related trust) sponsored or maintained by Borrower any person controlled by the Borrower: or

(B) an acquisition of voting securities by Borrower or a corporation owned, directly or indirectly, by the shareholders of the Borrower in substantially the same proportions as their ownership of the stock of Borrower.

provided, however, that notwithstanding the foregoing, an acquisition of the Borrower's securities by the Borrower that (x) causes the Borrower's voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of the Borrower's then outstanding voting securities or (y) causes the Borrower's stock beneficially owned by a person or group to represent 50% or more of the combined fair market value of the Borrower's then outstanding stock shall not be considered an acquisition by any person or group for purposes of this subsection (c); *provided, further*, that if a person or group shall become the beneficial owner of 40% or more of the combined voting power of the Borrower's then outstanding voting securities or 50% or more of the combined fair market value of the Borrower's then outstanding stock by reason of share acquisitions by the Borrower as described above and shall, after such share acquisitions by the Borrower, become the beneficial owner of any additional securities of the Borrower, then such acquisition shall constitute a Change in Control;

(ii) the date a majority of members of the Board of Directors of the Borrower who are serving as directors on the date of this Note is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Borrower before the date of the appointment or election, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Borrower;

(iii) the acquisition by any "person" or "group" (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder), or combined acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of assets from the Borrower that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Borrower immediately before such acquisition; or

(iv) shareholder approval of a complete liquidation or dissolution of the Borrower.

For purposes of subsection (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Borrower's shareholders, and for purposes of subsection (iii) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Borrower's shareholders. Notwithstanding the foregoing, there is no Change in Control event when there is a transfer to an entity that is controlled by the shareholders of the Borrower immediately after the transfer. A transfer of assets by the Borrower is not treated as a Change in Control if the assets are transferred to:

(w) shareholder(s) of the Borrower (immediately before the asset transfer) in exchange for or with respect to the shareholder's stock;

(x) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly by the Borrower;

(y) a person or group that owns, directly or indirectly, 50% or more of the total fair market value or voting power of all the outstanding stock of the Borrower; or

(z) an entity, at least 50% of the total fair market value or voting power of which is owned, directly or indirectly by a person or group described in (iii) above.

(d) Upon either the Optional Conversion or Mandatory Conversion of this Note in accordance with the terms hereof, all amounts due hereunder shall be deemed paid in full and the Borrower shall have no further obligations to the Lender. All Conversion Shares which may be issued upon conversion of the Note, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof. Unless such shares shall have been registered under the Securities Act, the certificates representing the Conversion Shares shall bear the appropriate legend in accordance with the provisions of Rule 144 of the Securities Act.

6. <u>Adjustment Provisions</u>.

(a) If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price pursuant to Section 5 hereof in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price pursuant to Section 5 hereof in effect immediately prior to such combination will be proportionately increased.

(b) Whenever the Conversion Price is adjusted as herein provided, the Borrower shall promptly, but no later than ten (10) days after any request by the Holder, cause a notice setting forth the

adjusted Conversion Price, and, if requested, information describing the transactions giving rise to such adjustment(s), to be mailed to the Holder at its last address appearing in the records of the Borrower.

7. **Default**. The occurrence of any one of the following events shall constitute an Event of Default upon notice thereof as hereinafter provided:

(a) The non-payment, when due, of any principal or interest pursuant to this Note, and such failure continues unremedied for a period of ten (10) days after written or facsimile notice from Lender to the Borrower of such failure;

(b) The commencement against the Borrower of any proceeding relating to the Borrower under any bankruptcy, insolvency, adjustment of debt, receivership or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, *provided, however*, that the commencement of such a proceeding shall not constitute an Event of Default unless the Borrower consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for thirty (30) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Borrower or for all or a substantial part of the property of the Borrower, which order, judgment or decree remains undismissed for thirty (30) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Borrower.

Upon the occurrence of any Event of Default, the Lender may, by written notice to the Borrower, declare all or any portion of the unpaid principal amount due to Lender, together with all accrued interest thereon, immediately due and payable.

8. **Notices**. Any notice, request, instruction, or other document required by the terms of this Note, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the parties set forth below

If to the Borrower:

6400 Congress Avenue
Suite 2050
Boca Raton, FL 33487
Attention: Controller
Telecopier: (561) 998-2660

If to the Lender:

W. Kip Speyer
10361 Parkstone Way
Boca Raton, FL 33498

These addresses may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

9. **Governing Law**. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely

therein, without giving effect to the rules and conflicts of law. Any suit, action or proceeding arising out of or relating to this Note shall be brought in State Circuit Court or Federal District Court located in Palm Beach County, Florida.

10. **Conformity with Law**. It is the intention of the Borrower and of the Lender to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Borrower or credited on the principal amount of this Note.

IN WITNESS WHEREOF, the Borrower has signed and sealed this Note and delivered as of the day and date first above written.

BRIGHT MOUNTAIN MEDIA, INC.

By: ______________________________
Susan J. Manwaring, Controller/Secretary of the Corporation

EXHIBIT A

FORM OF ELECTION TO FOR OPTIONAL CONVERSION

The undersigned, the holder of the attached Note, hereby irrevocably elects to exercise their right to effect an Optional Conversion the Note as more fully described in the Note, and requests that the certificates for such securities be issued in the name of, and delivered to, ______________________, whose address is ________________________________.

Dated:__________________________, 201_ SIGNATURE:

____

(Signature must conform in all respects to name of Lender as specified in the Note)